Exhibit 10.3

FORM OF AMENDMENT TO U.S. EXECUTIVE AGREEMENT

THIS AMENDMENT No.      (the “Amendment”), effective as of                      (the “Amendment Effective Date”) to the                                          (the “Agreement”),                                     , by and among Aleris International, Inc., a Delaware corporation (together with its successors and assigns, the “Company”), for purposes of Section 1 only, Aleris Corporation, a Delaware corporation f/k/a Aleris Holding Company, and                                      (the “Executive”).

WHEREAS, the Compensation Committee of the Company previously authorized and approved changes in the Executive’s Annual Base Salary (the “Compensation Change”); and

WHEREAS, the Compensation Committee of the Company previously authorized and approved, an amendment to the Agreement that, changed how the Severance Payment was calculated and also changed when the Severance Payment is payable in the event that the Company terminates the Executive’s employment thereunder without Cause, or the Executive terminates his employment thereunder with Good Reason (collectively, the “Severance Changes”); and

WHEREAS, the parties desire to amend the Agreement to acknowledge the Compensation Change and Severance Changes as set forth herein; and

NOW, THEREFORE, for good and valuable consideration, the Executive and the Company agree as follows:

1. Amendments.

A. Section 2(a) is hereby amended by adding the following sentence at the end of the paragraph:

Effective as of November 13, 2017, Executive’s Base Salary shall be at the rate of $             per anum.

B. Section 5(a)(i)(C) is hereby deleted in its entirety and replaced as follows:

(C) a cash payment equal to one and one-half (1-1/2) times the sum of (i) the annual Base Salary as of the Date of Termination (disregarding, for this purpose, any reduction in Base Salary that occurred after the Amendment Effective Date) and (ii) the annual Target Bonus as of the Date of Termination (disregarding, for the purpose of determining the Target Bonus, any reduction in Base Salary that occurred after the Amendment Effective Date) (such payment, the “Severance Payment”); and

C. Section 5(a)(ii) is hereby deleted in its entirety and replaced as follows:

(i) The Accrued Benefits shall be paid/provided following the Date of Termination in accordance with the terms of the applicable plan, program, agreement or benefit or as required by law. The Prior Year Bonus, if any, shall be paid in cash only when annual bonus amounts are paid to other senior executives of the Company generally but in no event later than two and one-half (2-1/2) months following the calendar year with respect to which such Prior Year Bonus was earned. The Severance Payment shall be paid in cash in substantially equal installments over eighteen (18) months following the Date of Termination, consistent with the Company’s payroll practices, with any installment due to be paid prior to the date that the condition described in Section 5(f)(i) has been satisfied being accumulated and paid within fifteen (15) days after such condition is satisfied, and with the last installment being paid no later than the eighteen (18) month anniversary of the Date of Termination, provided, however, that if the Company’s payroll practices change after the Executive has begun to receive payments under this Section 5(a), the Executive shall continue to receive payments in accordance with the schedule in effect at the time that the Executive began to receive payments under this Section 5(a); provided, further, however, notwithstanding the foregoing, if termination of employment is in anticipation of or within twelve (12) months following a Change of Control (as defined in the                             ), the Severance Payment will be paid in a cash lump sum within thirty (30) days following the Date of Termination, to the extent permissible under the rules regarding a “short-term deferral” within the meaning of Treasury Regulations Section 1.409A-1(b)(4) of the Code and “separation pay plans” within the meaning of Treasury Regulations Section 1.409A-1(b)(9) of the Code, or as otherwise would not subject the Executive to taxes under Section 409A of the Code. For purposes of the foregoing, a termination of employment will be deemed to be “in anticipation of” a Change of Control if such termination is for the principal purpose of avoiding or evading the Company’s or Parent’s compensation obligations that would arise upon a termination following a Change of Control.

2. Other. Except as amended hereby, the Agreement shall remain in full force and effect.

[Signature Pages Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

EXECUTIVE

ALERIS INTERNATIONAL, INC.

By:

[Signature Page to the Amendment to Employment Agreement]